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                                                                   EXHIBIT 10.4


                          HEALTHEON/WEBMD CORPORATION
                         REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (the "AGREEMENT") is made and entered into as of the 26th day of January, 2000, among Healtheon/WebMD Corporation, a Delaware corporation (the "COMPANY"), and the parties set forth on signature pages hereto (each a "PURCHASER" and collectively, the "PURCHASERS").

                                   RECITALS:

         A. The Purchasers have purchased 2 million shares of the Company's Common Stock, par value $0.0001 per share (the "COMMON STOCK") and 155,951 shares of the Company's Series A Preferred Stock, par value $0.0001 per share (the "SERIES A STOCK") pursuant to a Purchase Agreement dated as of the 26th day of January, 2000, (the "PURCHASE AGREEMENT") between the Company, the Purchasers and the other parties thereto.

         B. The Company may issue to the Purchasers up to an additional 10,291,939 shares of Common Stock upon the occurrence of certain events set forth in the Amended and Restated Limited Liability Company Agreement of Health Network LLC dated as of the 26th day of January, 2000, and in the Limited Liability Company Agreement of WebMD International LLC dated as of the 26th day of January, 2000.

         C. The Company and the Purchasers desire to set forth the registration rights to be granted by the Company to the Purchasers.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth herein and in the other Transaction Documents (as defined below), the parties mutually agree as follows:

                                  AGREEMENT:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         "Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware, as amended from time to time.

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Common Stock" shall mean the common stock, par value $0.0001 per share, of the Company and any and all shares of capital stock or other equity securities of: (i) the Company which are added to or exchanged or substituted for the Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (ii) any other corporation, now or hereafter organized under the laws of any state or other governmental authority, with which the


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Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, if immediately after such merger, consolidation, reorganization or sale, the Company or any Stockholders of the Company own equity securities having in the aggregate more than fifty percent (50%) of the total voting power of such other corporation.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Family Member" shall mean (a) with respect to any individual, such individual's spouse, any descendants (whether natural, adopted or in the process of adoption), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Code Section 501(c)(3), the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.

         "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

         "HCNLLC LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of Health Network LLC as of the 26th day of January, 2000.

         "Holder" shall mean each of the Purchasers or any of such Holder's respective successors and assigns who acquire rights in accordance with this Agreement with respect to the Registrable Securities directly or indirectly from such Holder.

         "Initiating Holders" shall mean any Holder or Holders of not less than 50% of the then outstanding Registrable Securities.

         "News Corp" means The News Corporation Limited, a South Australia, Australia corporation.

         The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "Registrable Securities" means shares of Common Stock issued pursuant to the Purchase Agreement, the HCNLLC LLC Agreement and the WebMD International LLC Agreement and the shares of Common Stock into which the shares of Preferred Stock issued pursuant to the Purchase Agreement are convertible pursuant to the Certificate of Incorporation, excluding in all cases, however (including exclusion from the calculation of the number of outstanding Registrable Securities), any Registrable Securities sold by a person in a transaction (i) pursuant to a registration statement under Section 2, 3 or 4 hereof or (ii) pursuant to Rule 144 (or any successor provision) of the Securities Act.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.


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         "Transaction Documents" shall have the meaning set forth in the Master
Strategic Alliance Agreement dated December 6, 1999 among the Company, News
Corp and Fox Entertainment Group, Inc., a Delaware corporation which is controlled by News Corp.

         "WebMD International LLC Agreement" means the Limited Liability Company Agreement of WebMD International Limited dated as of the 26th day of January, 2000.

         2. Demand Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect a registration with respect to at least 2,000,000 shares of Common Stock that constitute Registrable Securities (as adjusted for stock splits, stock dividends, recapitalizations and similar events) the Company will:

         (a) promptly give written notice of the proposed registration to all other Holders so they may have an opportunity to consider joining in such registration, which they may do (subject to the terms and provisions of this Agreement) at their election within ten (10) days after receipt of the notice of the proposed registration by the Company; and

         (b) as soon as practicable, use its reasonable best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within ten (10) days after receipt of notice from the Company pursuant to
Section 2(a); provided that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2:

                  (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                  (ii)     Prior to June 30, 2000;

                  (iii) Within the one hundred twenty (120) day period immediately following the effective date of a registration statement pertaining to a firm commitment underwritten public offering of Common Stock for the account of a shareholder (including Purchaser) of the Company who has exercised a demand right to register shares of Common Stock (other than a registration relating solely to a Commission Rule 145 transaction, a registration relating solely to employee benefit plans, or a registration statement on Form S-3 (or any similar short-form registration statement));

                  (iv) Within the sixty (60) day period immediately following the effective date of a registration statement on Form S-3 (or any similar short-form registration statement) pertaining to a firm commitment underwritten public offering of Common Stock for the account of another shareholder of the Company who has exercised a demand right to register shares of Common Stock (other than a


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registration relating solely to a Commission Rule 145 transaction or a registration relating solely to employee benefit plans); or

                  (v) After the Company has effected three (3) registrations pursuant to this Section 2 and such registrations have been declared or ordered effective and have remained effective for a period of at least ninety (90) consecutive days.

         Subject to the foregoing clauses (i) through (v), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Initiating Holders. The Initiating Holders may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability (except as set forth in Section 6 hereof) to the Initiating Holders or any other Holders of Registrable Securities requested to be registered pursuant to Section 2(a) hereof, by providing a written notice to the Company revoking such request.

         Notwithstanding the above, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
Section 2 during the period starting with the date ninety (90) days prior to the Company's good faith estimate of the date of filing of (or in the case of any registration on Form S-3, forty-five (45) days prior), and ending on a date one hundred twenty(120) days after the effective date of (or in the case of any registration on Form S-3, ninety (90) days after), a Company-initiated registration statement in connection with a bona fide firm commitment underwritten registration for securities to be offered for the Company's own account (the "Intended Registration"); provided that the Company is actively employing in good faith all reasonable efforts to cause the Intended Registration to become effective and provided further that the Company gives notice to all Holders upon commencement of such period. The Holders shall be entitled to exercise their rights pursuant to Section 4 hereof with respect to an Intended Registration. An Intended Registration shall not be deemed to be a demand registration of the Holders pursuant to this Section 2.

         (c) Underwriting. If the Holders propose an underwritten offering, the sale of Registrable Securities pursuant to this Section 2 must be made by means of a firm commitment underwriting through underwriters who are reasonably acceptable to the Company and the holders of a majority of the Registrable Securities that are proposed to be distributed through such underwriting. The right of any Holder to registration pursuant to this Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested by such Holder (unless mutually otherwise agreed by a majority in interest of the Holders and such Holder) to the extent provided herein.

         The Company and all Holders proposing to distribute Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2(c), if the underwriter determines that in its good faith view marketing factors require a limitation of the number of shares to be underwritten and so advises the Initiating Holders in writing, then the Initiating Holders shall so advise the Company and all Holders (except those Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities through such underwriting) and the number of Registrable Securities that may be included in the registration and underwriting shall be allocated first to the Holders on a pro rata basis according to the number of Registrable Securities requested to be included by the Holders; second to the Company; and third to other shareholders of the Company who have requested to sell in the registration. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.


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If at least eighty percent (80%) of the Registrable Securities requested to be registered by the Initiating Holders are not included in such registration, then the Initiating Holders may request that the Company effect an additional registration under the Securities Act of all or part of the Initiating Holders' Registrable Securities in accordance with the provisions of this Section 2, and the Company shall effect such additional registration.

         If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used above in determining the underwriter limitation.

         If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or the account of others in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

         (d) If the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability for reasons beyond the Company's control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) be seriously detrimental to the Company and its shareholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, then the Company may direct that such request for registration be delayed for a period not in excess of ninety (90) days, such right to delay a request to be exercised by the Company not more than twice in any twelve (12) month period.

         (e) Effective Registration Statement. A demand registration requested pursuant to this Section 2 shall not be deemed to have been effected unless the registration statement relating thereto (i) has become effective under the Securities Act and any of the Registrable Securities of the Initiating Holders included in such registration have actually been sold thereunder, and (ii) has remained effective for a period of at least ninety
(90) days (or such shorter period in which all Registrable Securities included in such registration have actually been sold thereunder).

         3. S-3 Registration. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

         (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and


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         (b)      as soon as practicable, and in any event within 30 days of the receipt of such notice, file a registration statement on Form S-3 and effect all other qualifications and compliances as may be so requested and as would permit or facilitate the sale, distribution, transfer or hedging (through market transactions using brokers, in a firm commitment underwriting, in negotiated transactions or otherwise) of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3:

                  (i) if Form S-3 is not available for such offering by the Holders;

                  (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to register Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $20 million;

                  (iii) if the Company has, within the twelve (12) month period preceding the date of such request, already effected three (3) registrations for the Holders pursuant to this Section 1.3; or

                  (iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

         (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders and shall keep it continuously effective until such Registrable Securities have been sold pursuant thereto.

         (d) Notwithstanding the other provisions of this Section 3, the Company shall have the right to delay the filing of any registration statement on Form S-3 (an "S-3 Registration") otherwise required to be prepared and filed by the Company pursuant to this Section 3, or to suspend the use of any S-3 Registration, for a period not in excess of 60 days (a "S-3 BLACKOUT PERIOD") if the Company, in the good faith judgment of its Board of Directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability for reasons beyond the Company's control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) that the registration and distribution of the Registrable Securities to be covered by such S-3 Registration would be seriously detrimental to the Company and its shareholders, provided that the S-3 Blackout Period shall earlier terminate on the second business day following the completion or abandonment of the relevant financing, acquisition or other transaction or upon public disclosure by the Company or public admission by the Company of such material nonpublic information or such time as such material nonpublic information shall be publicly disclosed; and provided, further, that the Company shall furnish to the Holders a certificate of an executive officer of the Company to the effect that an event permitting a S-3 Blackout Period has occurred (and no other reason need be given). The Company will promptly give the Holders written notice of such determination and an approximation of the period of the anticipated delay; provided, however, that the aggregate number of days included in all S-3 Blackout Periods during any consecutive 12 months shall not exceed 180 days. Each Holder agrees to cease all disposition efforts under such S-


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3 Registration with respect to Registrable Securities held by such Holder immediately upon receipt of notice of the beginning of any S-3 Blackout Period. The Company shall provide written notice to the Holders of the end of each S-3 Blackout Period.

         4.       Piggyback Registration.

         (a) If the Company shall determine to register for sale for cash any of its Common Stock, for its own account or for the account of others (other than the Holders), other than a registration relating solely to employee benefit plans or securities issued or issuable to employees, consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8) or any of their Family Members (including a registration on Form S-8), or a registration relating solely to a Commission Rule 145 transaction, a registration on Form S-4 in connection with a merger, acquisition, divestiture, reorganization or similar event, the Company promptly will give to each Holder written notice thereof and shall use its reasonable best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within ten (10) days after receipt of such written notice from the Company, by any Holder or Holders. However, the Company may, without the consent of the Holders, withdraw such registration statement prior to its becoming effective if the Company has abandoned its proposal to register the securities proposed to be registered thereby.

         (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 4(a). In such event the right of any Holder to registration pursuant to Section 4(a) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any other shareholders of the Company distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 4(b), if the underwriter or the Company determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all Registrable Securities from such registration and underwriting. The Company shall so advise all Holders (except those Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities through such underwriting), and the number of shares of Registrable Securities that may be included in the registration and underwriting, if any, shall be allocated among such Holders as follows:

                  (i)      In the event of a piggyback registration pursuant to
Section 4(a) that is initiated by the Company, then the number of shares that may be included in the registration and underwriting shall be allocated first to the Company and then to all selling shareholders, including the Holders, who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included; provided, however, that no allocation pursuant to this Section 4(b) shall have the effect of reducing the Shares sold by Holders to less than 20% of the proposed offering; and

                  (ii)     In the event of a piggyback registration pursuant to
Section 4(a) that is initiated by the exercise of demand registration rights by a shareholder or shareholders of the Company (other than the Holders), then the number of shares that may be included in the registration and underwriting shall be allocated first to such selling shareholders who exercised such demand and then to all selling


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shareholders, including the Holders, who have requested to sell in the registration, on a pro rata basis according to the number of shares requested to be included.


         (c) No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities pursuant to the terms and limitations set forth herein in the same proportion used above in determining the underwriter limitation.

         5. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to Section 2, 3 or 4 hereof, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will use its reasonable best efforts to:

         (a) prepare and file with the Commission within ninety (90) days (or in the case of any registration on Form S-3, thirty (30) days) after receipt of a request for registration with respect to such Registrable Securities, a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, subject to
Section 2 hereof, and which form shall be available for the sale of the Registrable Securities in accordance with the intended method(s) of distribution thereof, and use its best efforts to cause such registration statement to become and remain effective; provided that before filing with the Commission a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of any registration statement, the Company shall (i) furnish to the underwriters, if any, and to one (1) counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review of the underwriters and such counsel, and (ii) notify each Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than ninety (90) days or such shorter period which shall terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174, or any successor thereto, thereunder, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended method(s) of disposition by the sellers thereof set forth in such registration statement;

         (c) furnish, without charge, to each Holder and each underwriter, if any, of Registrable Securities covered by such registration statement one
(1) signed copy of such registration statement, each amendment and supplement thereto (including one (1) conformed copy to each Holder and one (1)


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signed copy to each managing underwriter and in each case including all exhibits thereto), and such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any other prospectus filed under Rule 424 under the Securities Act) as such Holders may request, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain effective;

         (d) use its best efforts to register or qualify such Registrable Securities under such other applicable securities or blue sky laws of such jurisdictions as any Holder, and underwriter, if any, of Registrable Securities covered by such registration statement reasonably requests as may be necessary for the marketability of the Registrable Securities (such request to be made by the time the applicable registration statement is deemed effective by the Commission) and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

         (e) use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holder or Holders thereof to consummate the disposition of such Registrable Securities;

         (f) immediately notify the managing underwriter, if any, and each Holder of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event which comes to the Company's attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Company shall promptly prepare and furnish to such Holder a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a S-3 Blackout Period, in which case no supplement or amendment need be furnished;

         (g) use its best efforts to cause all such Registrable Securities covered by the registration statement to be listed on the Nasdaq Stock Market or the national securities exchange on which similar securities issued by the Company are then listed, and enter into such customary agreements including a listing application and indemnification agreement in customary form (provided that the applicable listing requirements are satisfied), and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

         (h) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the Initiating Holders or the underwriters retained by such Holders, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification;


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         (i)      make available for inspection during normal business hours by any Holder of Registrable Securities covered by such registration statement, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, "Records"), if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement. Notwithstanding the foregoing, the Company shall have no obligation to disclose any Records to the Inspectors in the event the Company determines that such disclosure is reasonably likely to have an adverse effect on the Company's ability to assert the existence of an attorney-client privilege with respect thereto;

         (j) in the event that any contemplated public offering is underwritten, use its best efforts to obtain a "comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "comfort" letters as the Holders of a majority (by number of shares) of the Registrable Securities being sold reasonably request, and provided that such request is reasonable in the underwriter's point of view;

         (k) use its best efforts to obtain an obtain an opinion of counsel from the Company's counsel in customary form and covering such matters of the type customarily covered in opinions of counsel in connection with such transactions;

         (l) comply, and continue to comply during the period that such registration statement is effective under the Securities Act, in all material respects with the Securities Act and the Securities Exchange Act of 1934 and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by such registration statement, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and not file any amendment or supplement to such registration statement or prospectus to which Holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act, having been furnished with a copy thereof at least five (5) business days prior to the filing thereof; and

         (m) in the event the offering is underwritten, develop a presentation reasonably acceptable to the underwriters to facilitate the offering and to make its chief executive officer and chief financial officer available for participation in such meetings and presentations (e.g., road show for the offering) at such locations (including Europe) as the underwriter reasonably requests.

Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(f) hereof, such Holder shall discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(f) hereof, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 5(b) hereof shall be extended by the greater of (i) ten (10) business days or (ii) the number of days during the period from and including the date of the giving of such notice pursuant to
Section 5(f) hereof to and including the date when each Holder of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(f) hereof.

         6. Rule 144. Notwithstanding anything to the contrary contained herein, no Holder shall have rights to a registration under Section 2, 3 or 4 hereof after the time that such Holder could sell, within ninety (90) days, all of its Registrable Securities pursuant to Rule 144(e) promulgated under the Securities Act or any successor rule thereto; provided that the Company hereby agrees to take the following actions to ensure the availability of Rule 144 to each such Holder (or such similar actions as shall be required under any successor rule thereto):

         (a) make and keep public information available as those terms are understood and defined in Rule 144;

         (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         (c) so long as any Holder owns any Registrable Securities, furnish to a Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the registration statement relating to an Initial Public Offering), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request.

         7. Registration Expenses. The Company shall pay all expenses in connection with any registration, including, without limitation, all registration, filing and NASD fees, printing expenses, all fees and expenses of complying with securities or blue sky laws, the fees and disbursements of one counsel for the Holders and the fees and disbursements of counsel for the Company and of its independent accountants; provided that, in any registration, each party shall pay for its own underwriting discounts and commissions and transfer taxes. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2, 3 or 4 hereof, the request of which has been subsequently withdrawn by the Initiating Holders (unless the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were unaware at the time of such request), in which case such expenses shall be borne by the Holders whose securities were to be included in the registration in proportion to the number of shares for which such registration was requested.

         8. Assignment of Rights. Any Holder may assign its rights under this Agreement to any party acquiring 2,400,000 shares or more of Registrable Securities; provided, however, that a Holder may assign its rights under this Agreement without such restrictions to a transferee or assignee that controls, is controlled by or is under common control with such Holder.

         9. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing.

         10. "Market Stand-off" Agreement. Each Holder agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by it during such period of time following the effective date of an underwritten public offering of the Company's securities as the underwriters in such underwritten offering deem appropriate; provided, however, that no such market stand off agreement shall be required of any Holder (i) who is not identified as a selling shareholder on the registration statement for such underwritten offering or any other registration statement filed by the Company pursuant to Sections 2, 3 or 4 hereof and (ii) unless the executive officers, directors and greater than 10% stockholders of the Company enter into similar agreements; provided, however, that in no event shall such period be more than 90 days. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such period.

         11.      Indemnification.

         (a) In the event of the offer and sale of Registrable Securities held by Holders under the 1933 Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, partners, each other person who participates as an underwriter in the offering or sale of such securities, and each other Person, if any, who controls or is under common control with such Holder or any such underwriter within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, and expenses to which the Holder or any such director, officer, partner or underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the 1933 Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading or any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company shall reimburse the Holder, and each such director, officer, partner, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Holder specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders, or any such director, officer, partner, underwriter or controlling person and shall survive the transfer of such shares by the Holder.

         (b) The Company may require, as a condition to including any Registrable Securities to be offered by a Holder in any registration statement filed pursuant to this Agreement, that the Company shall have received an agreement from such Holder to be bound by the terms of this Section 11, including an undertaking reasonably satisfactory to it from such Holder, to indemnify and hold the

Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information about such Holder as a Holder of the Company furnished to the Company through an instrument duly executed by such Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that such indemnity agreement found in this Section 11(b) shall in no event exceed the gross proceeds from the offering received by such Holder. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer by any Holder of such shares.

         (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in
Section 11(a) or (b) hereof (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 11(a) or (b) hereof, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof, other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim.

         (d) The indemnification required by Section 11(a) and (b) hereof shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expenses, losses, damages or liabilities are incurred.

         (e) If the indemnification provided for in this Section 11 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

         (f) Other Indemnification. Indemnification similar to that specified in the preceding subsections of this Section 11 (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

         12.      Miscellaneous

         (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         (b) Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, executors and administrators of the parties hereto. In the event the Company merges with, or is otherwise acquired by, a direct or indirect subsidiary of a publicly-traded company, the Company shall condition the merger or acquisition on the assumption by such parent company of the Company's obligations under this Agreement.

         (c) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

         (d) Notices, etc. All notices or other communications which are required or permitted under the Transaction Documents shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

         If to the Company:       Healtheon/WebMD Corporation
                                  400 The Lenox Building
                                  3399 Peachtree Road
                                  Atlanta, Georgia 30326
                                  Attention: W. Michael Heekin, Esq.

                                  Healtheon/WebMD Corporation
                                  4600 Patrick Henry Road
                                  Santa Clara CA 95054
                                  Attention: Jack Dennison, Esq.

         With a copy to:          Nelson Mullins Riley & Scarborough, L.L.P.
                                  Bank of America Corporate Center
                                  Suite 2600
                                  100 North Tryon Street
                                  Charlotte, North Carolina 28202
                                  Attention: H. Bryan Ives III, Esq.
                                             C. Mark Kelly, Esq.

         If to Purchaser:         The News Corporation Limited
                                  1211 Avenue of the Americas
                                  New York, New York 10036
                                  Attention: Arthur M. Siskind, Esq.

         With a copy to:          Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                                  551 Fifth Avenue
                                  New York, New York 10176
                                  Attention: Joel I. Papernik, Esq.

or at such other address as any party shall have furnished to the other parties in writing.

         (e) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder of any Registrable Securities, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         (g) Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         (h) Amendments. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the holders of a majority of the number of shares of Registrable Securities outstanding as of the date of such amendment or waiver. The Purchaser acknowledges that by the operation of this Section 12(h), the holders of a majority of the outstanding Registrable Securities may have the right and power to diminish or eliminate all rights of the Purchaser under this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

This Registration Rights Agreement is hereby executed as of the date first above written.



                                 COMPANY:


                                 HEALTHEON/WEBMD CORPORATION


                                 By:   /s/
                                    -------------------------------------------
                                    Its:  W. Michael Heekin
                                          Exec. Vice President


                                 PURCHASERS:


                                 EASTRISE PROFITS LIMITED


                                 By:   /s/
                                    -------------------------------------------
                                    Its:  Lawrence A. Jacobs
                                          Director


                                 AHN/FIT CABLE, LLC


                                 By:   /s/
                                    -------------------------------------------
                                    Its:  Daniel Fawcett
                                          Exec. Vice President


                                 AHN/FIT INTERNET, LLC


                                 By:   /s/
                                    -------------------------------------------
                                    Its:  Daniel Fawcett
                                          Exec. Vice President


                                 NEWS AMERICA INCORPORATED


                                 By:   /s/
                                    -------------------------------------------
                                    Its:   Lawrence A. Jacobs
                                           Sr. Vice President


                                 FOX BROADCASTING COMPANY


                                 By:   /s/
                                    -------------------------------------------
                                    Its:   Paul Haggerty
                                           Exec. Vice President